Exhibit 2.03

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Cordoba Minerals Corp.
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-29
Reporting Entity ESTMA Identification Number	E672427		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	David Garratt				Date	2024-05-29
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Cordoba Minerals Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E672427
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Colombia	Government of Colombia	National Environmental Fund			83,000					83,000	Payments remitted in Colombian Pesos("COP") and have been converted to Canadian Dollars ("CAD") using an average exchange rate of 1 CAD = 3,205 COP.
Colombia	Government of Colombia	National Mining Agency			19,000					19,000	Payments remitted in Colombian Pesos("COP") and have been converted to Canadian Dollars ("CAD") using an average exchange rate of 1 CAD = 3,205 COP.
Colombia	Government of Colombia	Superintendence of Companies			2,000					2,000	Payments remitted in Colombian Pesos("COP") and have been converted to Canadian Dollars ("CAD") using an average exchange rate of 1 CAD = 3,205 COP.

Additional Notes:

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Cordoba Minerals Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E672427
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Colombia	San Matias			104,000					104,000	Payments remitted in Colombian Pesos("COP") and have been converted to Canadian Dollars ("CAD") using an average exchange rate of 1 CAD = 3,205 COP.

Additional Notes[3]: